EXHIBIT 23(a)

                    Consent of PricewaterhouseCoopers LLP



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                     Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1998, which appears on page F-1 of the fiscal year 1998 Annual Report to Shareholders of Watson Wyatt & Company, which is incorporated by reference in Watson Wyatt & Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.


/s/ PricewaterhouseCoopers LLP

Washington, D.C.
December 22, 1998